Exhibit 99.2

ALDI
ALDI

Harris Teeter
Your Neighborhood Food Market

Kroger
FOOD & PHARMACY

FOOD LION

Financial and Operating Results
For the three months ended March 31, 2021

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: adverse economic or real estate developments in the retail industry or the markets in which Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR") operates; the extent to which COVID-19 continues to impact the economy; defaults on or non-renewal of leases by tenants; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company's failure to obtain necessary outside financing on favorable terms or at all; the Company's inability to successfully acquire, sell, or operate properties; and the Company's failure to qualify or maintain its status as a REIT. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements.

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	2

Company Overview
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock and Series D cumulative convertible preferred stock trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP” and "WHLRD", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
Daniel Khoshaba - CEO
Crystal Plum - CFO
M. Andrew Franklin - COO

Board of Directors
Stefani D. Carter (Chairman)	Andrew R. Jones
Clayton ("Chip") Andrews	Daniel Khoshaba (CEO)
E. J. Borrack	Paula J. Poskon
Kerry G. Campbell	Joseph D. Stilwell

Investor Relations Representative
Mary Jensen - IRRealized, LLC mjensen@whlr.us Office: (757) 627-9088 Cell: (310) 526-1707

Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	3

Financial and Portfolio Overview
For the Three Months Ended March 31, 2021

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(3,001)
Net loss per basic and diluted shares	$(0.31)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(3,673)
FFO per common share and OP unit	$(0.37)
Adjusted FFO (AFFO) (in 000s) (1)	$87
AFFO per common share and OP unit	$0.01

Assets and Leverage
Investment Properties, net of $61.25 million accumulated depreciation (in 000s)	$388,769
Cash and Cash Equivalents (in 000s)	$9,371
Total Assets (in 000s)	$483,081
Debt to Total Assets(3)	74.24%
Debt to Gross Asset Value	61.92%

Market Capitalization
Common shares outstanding	9,706,738
OP units outstanding	221,565
Total common shares and OP units	9,928,303

	Shares Outstanding at March 31, 2021	First Quarter stock price range	Stock price as of March 31, 2021
Common Stock	9,706,738	$2.56 - $7.36	$3.75
Series B preferred shares	1,875,748	$10.84 - $14.95	$11.00
Series D preferred shares	3,142,196	$16.94 - $18.72	$18.00

Total debt (in 000s)(3)	$358,627
Common Stock market capitalization (as of March 31, 2021 closing stock price, in 000s)	$36,400

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,511,881
Occupancy Rate	89.4%
Leased Rate (2)	91.1%
Annualized Base Rent (in 000s)	$47,401
Total number of leases signed or renewed during the first quarter of 2021	59
Total sq. ft. leases signed or renewed during the first quarter of 2021	300,599

(1)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through April 5, 2021 that commence subsequent to the end of current period.
(3)    Includes debt associated with assets held for sale.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	4

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three months ended March 31, 2021.

2021 FIRST QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)
FINANCIAL
•Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders of $3.0 million, or ($0.31) per share, as compared to $5.5 million, or ($0.57) per share.
•Funds from operations ("FFO") of ($3.7 million), or ($0.37) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $61 thousand, or $0.01 per share.
•Adjusted Funds from Operations ("AFFO") of $0.01 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.08 per share.
OPERATIONS
•Total revenue decreased by 5.43% or $846 thousand primarily a result of decreases described below in the same store section.
•Total operating expenses decreased by 15.11% or $1.8 million primarily a result of decreases of $1.1 million in depreciation and amortization and $600 thousand impairment of assets held for sale.
LEASING
•The Company's real estate portfolio was 91.1% leased as of March 31, 2021.
•The Company's real estate portfolio is 89.4% occupied, an increase from 87.1% at December 31, 2020 with anchor tenants accounting for 145 basis points of the increase.
•Quarter-To-Date Leasing Activity
•Executed 40 lease renewals totaling 188,005 square feet at a weighted-average increase of $0.38 per square foot, representing an increase of 4.22% over in-place rental rates.
•Signed 19 new leases totaling 112,594 square feet with a weighted-average rental rate of $8.25 per square foot, including 2 anchors.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next nine months and includes month-to-month leases, decreased to approximately 4.43% at March 31, 2021, compared to 9.33% at March 31, 2020. At March 31, 2021, 22.71% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 17 and provides additional details on the Company's leases).
•As of March 31, 2021, the Company had signed leases representing $616 thousand of annualized base rent ("ABR"). Rent will commence on these leases over the next seven months.
SAME STORE
•Same store Net Operating Income ("NOI") decreased by 9.48% and by 9.15% on a cash basis. Same store results were impacted by a 5.45% decrease in revenue primarily due to three anchor vacancies, which additionally triggered co-tenancy provisions and lease modifications related to tenant bankruptcies. Two of the vacant anchors were backfilled, with rent commencing in 2021. These negative impacts were partially offset by increases in straight-line rental revenues resulting from long-term lease extensions. Additionally, same store property expenses increased by 3.94% primarily driven by insurance and real estate taxes and snow removal, partially offset by decreases in common area maintenance.
CAPITAL MARKETS
•The Company paid in full the $25.0 million, 13.50% Powerscourt Financing Agreement with proceeds from the $35.0 million, 8.00% financing agreement with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Wilmington Financing Agreement”) providing a go forward annual interest savings of $575 thousand. The Wilmington Financing Agreement matures on March 12, 2026. The Powerscourt Warrant Agreement and Powerscourt Registration Rights Agreement remain. In conjunction with the Wilmington Financing Agreement, the Company issued to the underlying holders, warrants to purchase an aggregate of 1,061,719 shares of the Company’s Common Stock at various exercise prices. This is recognized as a warrant liability with an initial fair value of $2.0 million.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	5

•Recognized a non-operating loss of $347 thousand due to the change in fair market value of the warrant liability, utilizing the Monte Carlo simulation model to calculate fair value.
•Loans payable increased $4.7 million or 1.33% and were impacted by:
•$10.0 million net increase after the Wilmington Financing Agreement was used to payoff the Powerscourt Financing Agreement; partially offset by
•$3.2 million paydown with the sale of Berkley Shopping Center;
•$500 thousand one time principal payment on the Columbia Fire Station loan and
•$1.5 million monthly principal payments.
•At March 31, 2021, assets held for sale include Columbia Fire Station, Surrey Plaza and two outparcels at Rivergate Shopping Center, as the Company has committed to a plan to sell each property.
•In conjunction with the Berkley Shopping Center loan paydown the Company paid $687 thousand in defeasance.
OTHER
•The Company recognized non-operating other income of $552 thousand in Paycheck Protection Program Promissory Note forgiveness.

TENDER OFFER
•Through a "modified Dutch auction" tender offer the Company accepted for purchase 387,097 shares of Series D Preferred at a price of 15.50 per share, for an aggregate cost of $6.00 million, excluding fees and expenses.
•On April 19, 2021, subsequent to the end of the first quarter of 2021, the Company announced a “modified Dutch auction” tender offer to purchase up to $12.00 million in shares of its Series D Preferred at a price not greater than $18.00 nor less than $15.50 per Series D Preferred Share, to the tendering stockholders in cash, less any applicable withholding taxes and without interest. Unless the offer is extended or terminated, the tender offer is scheduled to expire at 12:00 midnight on May 14, 2021.

BALANCE SHEET
•Cash and cash equivalents totaled $9.4 million, compared to $7.7 million at December 31, 2020.
•Restricted cash totaled $34.8 million, compared to $35.1 million at December 31, 2020. These funds are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and loan proceeds to be used for redemption of Series D Preferred.
•Total debt was $358.6 million (including debt associated with assets held for sale), compared to $353.9 million at December 31, 2020.
•WHLR's weighted-average interest rate was 5.01% with a term of 3.63 years (including debt associated with assets held for sale), compared to 5.31% with a term of 3.56 years at December 31, 2020.
•Net investment properties totaled $399.3 million (including assets held for sale), compared to $405.3 million as of December 31, 2020.

DIVIDENDS
•The Company had accumulated undeclared dividends of approximately $31.4 million to holders of shares of its Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock. Approximately $3.2 million is attributable to the three months ended March 31, 2021.

SUBSEQUENT EVENTS
•On April 15, 2021, the Company extended the maturity of the First National Bank and Lumber River Loans, collectively $2.3 million, to September and October 2021, respectively, with no changes in interest rate or monthly payments.
•On May 5, 2021, the Company refinanced the JANAF Bravo Loan for $6.00 million at a rate of 5.00%. The loan matures on May 5, 2024 with monthly principal and interest payments of $35 thousand.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	6

DISPOSITIONS
•Sold Berkley Shopping Center and Berkley Land Parcel for $4.2 million, generating a gain of $176 thousand and net proceeds of $3.9 million.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	7

Consolidated Balance Sheets
$ in 000s

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS:
Investment properties, net	$388,769	$392,664
Cash and cash equivalents	9,371	7,660
Restricted cash	34,838	35,108
Rents and other tenant receivables, net	7,585	9,153
Assets held for sale	10,859	13,072
Above market lease intangibles, net	3,239	3,547
Operating lease right-of-use assets	12,673	12,745
Deferred costs and other assets, net	15,747	15,430
Total Assets	$483,081	$489,379
LIABILITIES:
Loans payable, net	$338,533	$334,266
Liabilities associated with assets held for sale	10,939	13,124
Below market lease intangibles, net	4,235	4,554
Warrant liability	2,959	594
Operating lease liabilities	13,161	13,200
Accounts payable, accrued expenses and other liabilities	10,980	11,229
Total Liabilities	380,807	376,967
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,142,196 and 3,529,293 shares issued and outstanding, respectively; $99.27 million and $109.13 million aggregate liquidation preference, respectively)	87,321	95,563

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,196	41,174
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,706,738 and 9,703,874 shares issued and outstanding, respectively)	97	97
Additional paid-in capital	234,086	234,061
Accumulated deficit	(262,800)	(260,867)
Total Stockholders’ Equity	13,032	14,918
Noncontrolling interests	1,921	1,931
Total Equity	14,953	16,849
Total Liabilities and Equity	$483,081	$489,379

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	8

Consolidated Statements of Operations
$ in 000s

	Three Months Ended March 31,
	2021	2020
REVENUE:
Rental revenues	$14,656	$15,355
Other revenues	72	219
Total Revenue	14,728	15,574
OPERATING EXPENSES:
Property operations	4,884	4,723
Depreciation and amortization	3,716	4,799
Impairment of assets held for sale	—	600
Corporate general & administrative	1,582	1,872
Total Operating Expenses	10,182	11,994
Gain (loss) on disposal of properties	176	(26)
Operating Income	4,722	3,554
Interest expense	(8,961)	(4,399)
Net changes in fair value of warrant	(347)	—
Other income	552	—
Other expense	—	(1,024)
Net Loss Before Income Taxes	(4,034)	(1,869)
Income tax expense	—	(8)
Net Loss	(4,034)	(1,877)
Less: Net income (loss) attributable to noncontrolling interests	15	(9)
Net Loss Attributable to Wheeler REIT	(4,049)	(1,868)
Preferred Stock dividends - undeclared	(3,341)	(3,657)
Deemed contribution related to preferred stock redemption	4,389	—
Net Loss Attributable to Wheeler REIT Common Stockholders	$(3,001)	$(5,525)

Loss per share:
Basic and Diluted	$(0.31)	$(0.57)

Weighted-average number of shares:
Basic and Diluted	9,704,638	9,694,284

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	9

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s

	Three Months Ended March 31,
	2021	2020
Net Loss	$(4,034)	$(1,877)
Depreciation and amortization of real estate assets	3,716	4,799
(Gain) loss on disposal of properties	(176)	26
Impairment of assets held for sale	—	600
FFO	(494)	3,548
Preferred stock dividends - undeclared	(3,341)	(3,657)
Preferred stock accretion adjustments	162	170
FFO available to common stockholders and common unitholders	(3,673)	61
Acquisition and development costs	—	1
Capital related costs	128	4
Other non-recurring and non-cash (income) expenses (2)	145	1,024
Net changes in fair value of warrant	347	—
Straight-line rental revenue, net straight-line expense	(214)	(5)
Loan cost amortization	3,642	310
Above (below) market lease amortization	(12)	(273)
Recurring capital expenditures and tenant improvement reserves	(276)	(279)
AFFO	$87	$843

Weighted Average Common Shares	9,704,638	9,694,284
Weighted Average Common Units	223,665	234,019
Total Common Shares and Units	9,928,303	9,928,303
FFO per Common Share and Common Units	$(0.37)	$0.01
AFFO per Common Share and Common Units	$0.01	$0.08

(1)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	10

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended March 31,
	Same Store		Non-same Store		Total
	2021	2020	2021	2020	2021	2020

	(in thousands, unaudited)
Net Loss	$(3,546)	$(1,802)	$(488)	$(75)	$(4,034)	$(1,877)
Adjustments:
Income tax expense	—	8	—	—	—	8
Other expense	—	1,024	—	—	—	1,024
Other income	(552)	—	—	—	(552)	—
Net changes in fair value of warrant	347	—	—	—	347	—
Interest expense	8,253	4,366	708	33	8,961	4,399
(Gain) loss on disposal of properties	—	—	(176)	26	(176)	26
Corporate general & administrative	1,579	1,868	3	4	1,582	1,872
Impairment of assets held for sale	—	600	—	—	—	600
Depreciation and amortization	3,716	4,767	—	32	3,716	4,799
Other non-property revenue	(13)	(22)	—	—	(13)	(22)
Property Net Operating Income	$9,784	$10,809	$47	$20	$9,831	$10,829

Property revenues	$14,607	$15,449	$108	$103	$14,715	$15,552
Property expenses	4,823	4,640	61	83	4,884	4,723
Property Net Operating Income	$9,784	$10,809	$47	$20	$9,831	$10,829
(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended March 31,
		2021	2020
Net Loss		$(4,034)	$(1,877)
Add back:	Depreciation and amortization (1)	3,704	4,526
	Interest Expense (2)	8,961	4,399
	Income tax (benefit) expense	—	8
EBITDA		8,631	7,056
Adjustments for items affecting comparability:
	Acquisition and development costs	—	1
	Capital related costs	128	4
	Change in fair value of warrant	347	—
	Other non-recurring and non-cash expenses (3)	(552)	1,024
	Impairment of assets held for sale	—	600
	(Gain) loss on disposal of properties	(176)	26
Adjusted EBITDA		$8,378	$8,711
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization and prepayment penalty.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended March 31, 2021.
(4)    See page 20 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	12

Debt Summary
$ in 000s
Loans Payable:         $358.63 million
Weighted Average Interest Rate:     5.01%

Property/Description	Monthly Payment	Interest Rate	Maturity	March 31, 2021	December 31, 2020
First National Bank (7)	$24,656	LIBOR + 350 basis points	March 2021	$982	$1,045
Lumber River	$10,723	LIBOR + 350 basis points	April 2021	1,349	1,367
Rivergate	$103,167	LIBOR + 295 basis points	April 2021	21,021	21,164
JANAF Bravo	$36,935	4.65%	April 2021	6,225	6,263
Columbia Fire Station	Interest only	14.00%	July 2021	3,363	3,893
Litchfield Market Village	$46,057	5.50%	November 2022	7,417	7,418
Twin City Commons	$17,827	4.86%	January 2023	2,897	2,915
Walnut Hill Plaza	$26,850	5.50%	March 2023	3,252	3,287
Powerscourt Financing Agreement (6)	Interest only	13.50%	March 2023	—	25,000
New Market	$48,747	5.65%	June 2023	6,454	6,508
Benefit Street Note (3)	$53,185	5.71%	June 2023	7,088	7,145
Deutsche Bank Note (2)	$33,340	5.71%	July 2023	5,547	5,567
JANAF	$333,159	4.49%	July 2023	48,423	48,875
Tampa Festival	$50,797	5.56%	September 2023	7,878	7,920
Forrest Gallery	$50,973	5.40%	September 2023	8,184	8,226
South Carolina Food Lions Note (5)	$68,320	5.25%	January 2024	11,418	11,473
Cypress Shopping Center	$34,360	4.70%	July 2024	6,134	6,163
Port Crossing	$34,788	4.84%	August 2024	5,876	5,909
Freeway Junction	$41,798	4.60%	September 2024	7,544	7,582
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,324	3,343
Bryan Station	$23,489	4.52%	November 2024	4,290	4,312
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,965	8,001
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,858	5,892
Folly Road	$41,482	4.65%	March 2025	7,183	7,223
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (4)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,535	4,553
JANAF BJ's	$29,964	4.95%	January 2026	4,814	4,844
Tuckernuck	$32,202	5.00%	March 2026	5,150	5,193
Wilmington Financing Agreement (6)	Interest only	8.00%	March 2026	35,000	—
Chesapeake Square	$23,857	4.70%	August 2026	4,254	4,279
Berkley/Sangaree/Tri-County	Interest only	4.78%	December 2026	6,176	9,400
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,372	8,404
Village of Martinsville	$89,664	4.28%	July 2029	15,881	15,979
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Total Principal Balance (1)				358,627	353,916
Unamortized debt issuance cost (1)				(9,349)	(6,812)
Total Loans Payable, including assets held for sale				349,278	347,104
Less loans payable on assets held for sale, net loan amortization costs				10,745	12,838
Total Loans Payable, net				$338,533	$334,266
(1) Includes loans payable on assets held for sale.
(2) Collateralized by LaGrange Marketplace, Ridgeland and Georgetown.
(3) Collateralized by Ladson Crossing, Lake Greenwood Crossing and South Park.
(4) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(5) Collateralized by Clover Plaza, South Square, St. George, Waterway Plaza and Westland Square.
(6) Collateralized by Darien Shopping Center, Devine Street, Lake Murray, Moncks Corner and South Lake.
(7) Collateralized by Surrey Plaza and Amscot Building.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	13

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining nine months ending December 31, 2021	$36,815	10.27%
December 31, 2022	12,675	3.53%
December 31, 2023	86,970	24.25%
December 31, 2024	44,340	12.36%
December 31, 2025	91,530	25.52%
December 31, 2026	58,025	16.18%
Thereafter	28,272	7.89%
Total principal repayments and debt maturities	$358,627	100.00%

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	14

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	17	151,843	96.8%	96.8%	147,043	$1,129	$7.68
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	28	74,038	95.2%	90.4%	66,948	1,166	17.42
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	457	13.08
Brook Run Shopping Center	Richmond, VA	18	147,738	87.0%	86.2%	127,283	1,099	8.63
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	594	10.95
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	850	10.50
Cardinal Plaza	Henderson, NC	8	50,000	97.0%	97.0%	48,500	478	9.85
Chesapeake Square	Onley, VA	12	108,982	96.5%	96.5%	105,182	796	7.57
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	377	8.26
Columbia Fire Station	Columbia, SC	1	21,273	14.4%	14.4%	3,063	81	26.60
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	13	170,475	98.0%	98.0%	166,975	895	5.36
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	16	80,435	40.8%	39.5%	31,775	429	13.49
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	156	6.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	319	8.28
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	731	15.29
Forrest Gallery	Tullahoma, TN	26	214,451	80.3%	80.3%	172,124	1,246	7.24
Fort Howard Shopping Center	Rincon, GA	19	113,652	95.1%	95.1%	108,120	1,054	9.75
Freeway Junction	Stockbridge, GA	19	156,834	100.0%	100.0%	156,834	1,342	8.55
Franklin Village	Kittanning, PA	26	151,821	98.7%	98.7%	149,821	1,285	8.58
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	589	9.02
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park	Orangeburg, SC	13	93,265	97.7%	97.7%	91,121	688	7.55
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	6	60,048	79.0%	79.0%	47,448	404	8.52
JANAF (4)	Norfolk, VA	111	798,086	89.7%	89.7%	716,224	8,518	11.89
Laburnum Square	Richmond, VA	20	109,405	97.5%	97.5%	106,705	985	9.23
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	507	9.64
LaGrange Marketplace	LaGrange, GA	13	76,594	96.9%	96.9%	74,194	430	5.80
Lake Greenwood Crossing	Greenwood, SC	7	47,546	90.1%	90.1%	42,818	351	8.19
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	254	6.47
Litchfield Market Village	Pawleys Island, SC	19	86,740	88.7%	87.3%	75,702	902	11.91
Lumber River Village	Lumberton, NC	10	66,781	84.6%	84.6%	56,481	417	7.39
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323	12.07
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	625	11.14
New Market Crossing	Mt. Airy, NC	10	117,076	88.3%	88.3%	103,338	915	8.86
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	351	8.20
Pierpont Centre	Morgantown, WV	15	111,162	88.4%	88.4%	98,256	914	9.30
Port Crossing	Harrisonburg, VA	8	65,365	97.9%	97.9%	64,000	852	13.31
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	94.7%	94.7%	86,388	690	7.99
Rivergate Shopping Center	Macon, GA	30	201,680	90.2%	73.8%	148,905	2,398	16.11
Sangaree Plaza	Summerville, SC	8	66,948	87.4%	87.4%	58,498	599	10.24
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	99.3%	99.3%	56,181	609	10.83
South Lake	Lexington, SC	6	44,318	93.9%	16.3%	7,200	93	12.98
South Park	Mullins, SC	3	60,734	96.9%	83.2%	50,509	351	6.95
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	300	8.36
St. George Plaza	St. George, SC	6	59,279	96.2%	92.3%	54,719	376	6.86
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,077	9.69
Surrey Plaza	Hawkinsville, GA	3	42,680	96.5%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	15

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	20	137,987	71.9%	64.6%	89,166	$896	$10.05
Tri-County Plaza	Royston, GA	7	67,577	94.1%	94.1%	63,577	409	6.43
Tuckernuck	Richmond, VA	12	93,624	87.2%	87.2%	81,648	841	10.30
Tulls Creek (3)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	480	10.06
Village of Martinsville	Martinsville, VA	19	290,902	96.6%	96.1%	279,446	2,124	7.60
Walnut Hill Plaza	Petersburg, VA	6	87,239	38.1%	38.1%	33,225	279	8.41
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	497	9.99
Westland Square	West Columbia, SC	11	62,735	95.7%	95.7%	60,065	529	8.80
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	637	15.65
Total Portfolio		759	5,511,881	91.1%	89.4%	4,925,961	$47,401	$9.62

(1)    Reflects leases executed through April 5, 2021 that commence subsequent to the end of current period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	16

Top Ten Tenants by Annualized Base Rent
Total Tenants : 759

Tenants		Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
1.	Food Lion	$4,392	9.27%	551,469	10.01%	$7.96
2.	Piggly Wiggly	1,488	3.14%	202,968	3.68%	7.33
3.	Kroger (1)	1,355	2.86%	186,064	3.38%	7.28
4.	Winn Dixie	887	1.87%	133,575	2.42%	6.64
5.	Planet Fitness	837	1.77%	100,427	1.82%	8.33
6.	Hobby Lobby	717	1.51%	114,298	2.07%	6.27
7.	BJ's Wholesale Club	651	1.37%	147,400	2.67%	4.42
8.	KJ's Market	610	1.29%	75,198	1.36%	8.11
9.	Dollar Tree	591	1.25%	70,379	1.28%	8.40
10.	Harris Teeter (1)	579	1.22%	39,946	0.72%	14.49
		$12,107	25.55%	1,621,724	29.41%	$7.47
(1) These tenants are both owned by The Kroger Company.

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	585,920	10.63%	—%	$—	—%	$—
Month-to-Month	12	94,984	1.72%	1.93%	587	1.24%	6.18
2021	67	149,310	2.71%	3.03%	2,187	4.61%	14.65
2022	129	511,959	9.29%	10.39%	5,393	11.38%	10.53
2023	129	863,848	15.67%	17.54%	7,562	15.95%	8.75
2024	118	685,592	12.44%	13.92%	6,618	13.96%	9.65
2025	105	808,251	14.66%	16.41%	7,894	16.65%	9.77
2026	85	739,898	13.42%	15.02%	6,856	14.46%	9.27
2027	30	193,631	3.51%	3.93%	2,343	4.94%	12.10
2028	21	331,609	6.02%	6.73%	2,336	4.93%	7.04
2029	16	114,020	2.07%	2.31%	1,158	2.44%	10.16
2030 and thereafter	47	432,859	7.86%	8.79%	4,467	9.44%	10.32
Total	759	5,511,881	100.00%	100.00%	$47,401	100.00%	$9.62

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	17

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	196,572	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	58,473	250	13.03%	4.28	—	—	—	—%	—
2021	—	—	—	—%	—	—	—	—	—%	—
2022	—	—	—	—%	—	5	178,882	1,294	7.09%	7.23
2023	2	43,392	445	23.19%	10.26	15	523,775	3,323	18.21%	6.34
2024	1	32,000	125	6.51%	3.91	8	318,759	2,231	12.23%	7.00
2025	2	84,633	619	32.26%	7.31	12	472,936	3,777	20.70%	7.99
2026	1	20,152	97	5.04%	4.81	13	429,484	3,476	19.05%	8.09
2027	—	—	—	—%	—	2	57,345	447	2.45%	7.79
2028	—	—	—	—%	—	7	280,841	1,637	8.97%	5.83
2029	1	21,213	317	16.53%	14.94	2	45,700	307	1.68%	6.72
2030+	1	20,858	66	3.44%	3.16	6	288,576	1,754	9.62%	6.08
Total	9	477,293	$1,919	100.00%	$6.84	70	2,596,298	$18,246	100.00%	$7.03

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Nine and Twelve Month Periods Ending December 31,	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	389,348	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	10	35,461	322	2.56%	9.08	1	1,050	15	0.10%	14.29
2021	47	94,880	1,243	9.87%	13.10	20	54,430	944	6.45%	17.34
2022	65	139,803	1,817	14.42%	13.00	59	193,274	2,282	15.59%	11.81
2023	64	128,486	1,644	13.05%	12.80	48	168,195	2,150	14.69%	12.78
2024	66	174,637	2,076	16.48%	11.89	43	160,196	2,186	14.94%	13.65
2025	53	114,011	1,668	13.24%	14.63	38	136,671	1,830	12.50%	13.39
2026	42	128,062	1,576	12.51%	12.31	29	162,200	1,707	11.66%	10.52
2027	11	37,184	655	5.20%	17.62	17	99,102	1,241	8.48%	12.52
2028	10	31,652	498	3.95%	15.73	4	19,116	201	1.37%	10.51
2029	7	23,850	241	1.91%	10.10	6	23,257	293	2.00%	12.60
2030+	16	37,101	860	6.81%	23.18	24	86,324	1,787	12.22%	20.70
Total	391	1,334,475	$12,600	100.00%	$13.33	289	1,103,815	$14,636	100.00%	$13.26

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	18

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended March 31,
	2021	2020
Renewals(1):
Leases renewed with rate increase (sq feet)	145,173	137,599
Leases renewed with rate decrease (sq feet)	24,873	26,980
Leases renewed with no rate change (sq feet)	17,959	20,578
Total leases renewed (sq feet)	188,005	185,157

Leases renewed with rate increase (count)	27	30
Leases renewed with rate decrease (count)	5	5
Leases renewed with no rate change (count)	8	6
Total leases renewed (count)	40	41

Option exercised (count)	4	5

Weighted average on rate increases (per sq foot)	$0.68	$1.70
Weighted average on rate decreases (per sq foot)	$(1.15)	$(2.20)
Weighted average rate on all renewals (per sq foot)	$0.38	$0.94

Weighted average change over prior rates	4.22%	8.60%

New Leases(1) (2):
New leases (sq feet)	112,594	27,622
New leases (count)	19	14
Weighted average rate (per sq foot)	$8.25	$13.89

Gross Leasable Area ("GLA") expiring during the next 9 months, including month-to-month leases	4.43%	9.33%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	19

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	20

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 3/31/2021 unless otherwise stated	21